THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE THIS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND CAN BE TRANSFERRED ONLY IN COMPLIANCE WITH THE ACT AND APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT, UNLESS, IN THE OPINION OF COUNSEL FOR THE COMPANY OR COUNSEL FOR THE REGISTERED HOLDER (WHICH SHALL BE IN FORM AND FROM SUCH COUNSEL AS SHALL BE REASONABLY SATISFACTORY TO THE COMPANY), SUCH REGISTRATION IS NOT THEN REQUIRED.

                            U.S. WIRELESS DATA, INC.

                          COMMON STOCK PURCHASE WARRANT


Dated March 28, 2000                                              Warrant No. 16


     1. Issuance; Exercisability. For good and valuable consideration, the receipt of which is hereby acknowledged by U.S. Wireless Data, Inc., a Colorado corporation (the "Company"), Cornell Consulting International, Inc., or registered assigns (the "Holder") is hereby granted the right to purchase at any time commencing on March 28, 2000 and continuing until 5:00 P.M., Eastern Time, on March 27, 2005 (or the next regular business day thereafter if such day is not a regular business day) (the "Expiration Date"), Fifty Thousand (50,000) fully paid and nonassessable shares of the Company's Common Stock, no par value per share (the "Common Stock") at an exercise price of $5.344 per share (the "Exercise Price") subject to further adjustment as set forth in Section 7 hereof.

     2. Exercise of Warrants; Cashless Exercise Option. This Warrant is exercisable in whole or in part for whole shares of Common Stock at the Exercise Price per share payable hereunder, payable in cash or by certified or official bank check. In lieu of paying cash to exercise this Warrant, the Holder may, by designating a "cashless" exercise on the Notice of Exercise Form, acquire a number of whole shares of the Company's Common Stock equal to (a) the difference between (i) the Market Value of the Company's Common Stock and (ii) the Exercise Price, multiplied by (b) the number of shares of Common Stock purchasable under the portion of the Warrant tendered to the Company, divided by (c) the Market Value of the Company's Common Stock. Upon surrender of this Warrant Certificate with the annexed Notice of Exercise Form duly executed, together with payment of the Exercise Price for the shares of Common Stock purchased, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. For the purposes of this Section 2, "Market Value" shall be an amount equal to: (a) the average last sale price on the principal exchange on which the Common Stock is traded, for the five (5) business days immediately preceding the Company's receipt of the duly executed Notice of Exercise Form; or
(b) if the Common Stock is not traded on an exchange, the average closing bid price of a share of Common Stock on the OTC Bulletin Board or equivalent trading market where the Common Stock is traded, for the five (5) business days immediately preceding the Company's receipt of the duly executed Notice of Exercise Form; or (c) if not publicly traded, an amount determined in good faith by the Company's Chief Financial Officer.

     3. Reservation of Shares. The Company hereby agrees that at all times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant (the "Warrant Shares").

     4. Mutilation or Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

Warrant Agreement
U.S Wireless Data, Inc.
Page 2


     5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

     6. Representations of Holder. In connection with the issuance of this Warrant, Holder represents and warrants to the Company that:

          a) Holder is acquiring the Warrant (and if applicable the Warrant Shares) for investment only and has no intention to transfer, sell or otherwise dispose of such Warrant, except as permitted pursuant to, and in compliance with, applicable federal and state securities laws.

          b) Holder, either alone or through the assistance of advisors not affiliated with the Company, has such experience in business and financial matters that Holder is fully capable of evaluating the merits and risks of making an investment in the Company.

          c) Holder is aware that the Company files reports with the United States Securities and Exchange Commission under the Securities Exchange Act of 1934 pursuant to which it reports current information concerning the Company, its business and financial condition. Holder has examined such reports to the full extent necessary prior to determining to accept this Warrant. Holder also has been given the opportunity to ask questions of, and has received satisfactory answers to, all such questions from the Company's authorized representatives. Holder is familiar with the business and financial condition of the Company and that ownership of the Warrant is a speculative investment.

          d) Holder acknowledges and understands that the Warrant and the underlying Warrant Shares cannot be transferred unless they are currently or subsequently registered under the Securities Act of 1933 (the "Securities Act") and applicable state securities laws, or exemptions from such registration requirements are available. Holder further acknowledges and understands that the Company is under no obligation to register the Warrant or the Warrant Shares to make any exemption from registration available and that in the absence of registration or an available registration exemption, the Warrant and the Warrant Shares may not be transferred to any other person without the consent of the Company, which it may validly withhold if the Warrant and the Warrant Shares are not registered or exempt from registration.

          e) Holder understands that the certificate evidencing the Warrant and the Warrant Shares may be imprinted with legends, and/or stop-transfer instructions may be lodged with the Company's transfer agent, prohibiting the transfer of the Warrant and the Warrant Shares unless they are registered, or registration is not required in the opinion of counsel satisfactory to the Company. Holder consents to the lodging of any such stop transfer instructions and/or such legends being imprinted on the certificates evidencing the Warrant and the Warrant Shares. Holder does not have any contract, agreement or arrangement with any person to sell, transfer or grant participation of any sort with respect to any of the Warrant or the Warrant Shares.

          f) Holder is aware of the terms and conditions of Rule 144 adopted by the United States Securities and Exchange Commission under the Securities Act, which permits limited public resale of securities acquired in a non-public offering, including the securities issued on exercise of the Warrant, subject to the satisfaction of certain conditions. Those conditions include, among other things: the availability of certain public information about the Company, the resale occurring not less than one year after the party has purchased and paid

Warrant Agreement
U.S Wireless Data, Inc.
Page 3


for the securities to be sold, the sale's being through a broker in an unsolicited "brokers' transaction," and the amount of securities being sold during any three-month period not exceeding specified limitations (generally, 1% of the total outstanding shares if the Company). Holder understands that unless the Warrant and the Warrant Shares are registered for public resale that the most likely method for resale of the Warrant Shares will be pursuant to SEC Rule
144. Holder understands and acknowledges that the Company has not made any representations, guarantees or commitments about the availability of Rule 144 to allow sales of the Warrant or the Warrant Shares in the future.

          g) Holder understands that there may be tax implications of the acceptance of this Warrant and/or an exercise of the right to purchase shares of Common Stock pursuant to the exercise of this Warrant. Holder also understands that it is Holder's obligation to confer with its tax advisor with respect to such tax implications, and to the extent Holder felt necessary, has done so prior to accepting or exercising the Warrant.

          h) Holder understands that an investment in the Warrant is inherently risky and could result in the loss of all money invested in purchasing the Warrant and/or the Warrant Shares. Holder would not be required to change lifestyle in the event of a loss of all of the money invested in purchasing the Warrant or the Warrant Shares.

          i) Holder fully understands the implications of accepting the Warrant and (if applicable) determining to exercise the Warrant, and has consulted with any and all persons it deemed appropriate, including its attorney and/or accountant, prior to determining to accept or exercise this Warrant.

     7. Adjustments to Exercise Terms. If the Company at any time prior to the full execution of this Warrant shall, by subdivision, combination, merger, spin-off, re-classification or like capital adjustment of the securities, change any of the securities to which purchase rights under this Warrant exist into the same or different number of securities of any class or classes, this Warrant shall thereafter entitle the Holder to acquire such number and kind of securities as would have been issuable as a result of such change with respect to the securities acquirable immediately prior to such transaction. If the securities acquirable upon exercise of this Warrant are subdivided into a greater number of securities (including pursuant to any stock dividend paid to all holders of such securities), or if such securities are combined into a lesser number of securities, then the purchase price for, and the number of shares issuable upon, exercise of this Warrant shall be proportionately and equitably adjusted.

     8. Transfer to Comply with the Securities Act; No Registration Rights. This Warrant has not been registered under the Securities Act of 1933, as amended, (the "Act") and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. Neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act and applicable state securities laws relating to such security, unless in the opinion of counsel satisfactory to the Company, such registrations are not required under the Act. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section. The holder is not being granted any rights to have the Warrant or the Warrant Shares registered under the Act or any state securities laws.

     9. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage pre-paid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or, if mailed, two days after the date of deposit in the United States mails, as follows:

Warrant Agreement
U.S Wireless Data, Inc.
Page 4


               (i)  if the to Company, to:

                       U.S. Wireless Data, Inc.
                       ATTN:  Chief Financial Officer
                              805 Third Avenue, 8th Floor
                              New York, NY 10022
                       Telecopier No.: (212) 750-7836
                       Telephone No.: (212) 750-7766

               (ii) if to the Holder,  to such address and  facsimile  number as appears in the records of the Company.

A party shall give notice to the other in accordance with this Section to change the address, facsimile number or person to whom notices shall be given.

     10. Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant contains the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

     11. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of Colorado and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

     12. Descriptive Headings. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Warrant effective as of the date first set forth above (the date agreement was reached by the parties that this Warrant be issued and the date as of which all consideration receivable by the Company from the Holder for issuance of this Warrant had been received).

                                       U.S. WIRELESS DATA, INC.


                                       By:
                                          --------------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------
Attest:


-------------------------------------
Name:
     --------------------------------
Title:
      -------------------------------

Warrant Agreement
U.S Wireless Data, Inc.
Page 5

                                     HOLDER

                                     Cornell Consulting International, Inc.



                                       By:
                                          --------------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                       Address:

                                       -----------------------------------------

                                       -----------------------------------------

                                       Facsimile:
                                                 -------------------------------
                                       Telephone:
                                                 -------------------------------

Warrant Exercise Agreement
U.S Wireless Data, Inc.
Page 6

                           WARRANT EXERCISE AGREEMENT



To:      U.S. Wireless Data, Inc.
         Attn: Finance
         805 Third Ave, 8th Floor
         New York, NY 10022


Dated:


     THE UNDERSIGNED Registered Holder, pursuant to the provisions set forth in the attached Common Stock Purchase Warrant dated ______________________, hereby subscribes for and purchases _________________ shares of Common Stock covered by such Warrant (the "Shares") and herewith elects to make:

[Check the box below that applies.]

(  ) a Cashless Exercise at the Exercise Price provided by such Warrant.

(  ) full cash payment of $                                       for the Shares
                           --------------------------------------
 at the Exercise Price provided by such Warrant.

     THE UNDERSIGNED Registered Holder, in order to induce the Company to issue the Shares, represents that:

     1. If I am a natural person, I am over eighteen (18) years of age. I am acquiring the Shares for investment only and that I have no intention to transfer, sell or otherwise dispose of such Shares, except as permitted pursuant to, and in compliance with, applicable federal and state securities laws.

     2. I represent and warrant that I, either alone or through the assistance of advisors not affiliated with the Company, have such experience in business and financial matters that I am fully capable of evaluating the merits and risks of making an investment in the Company.

     3. I am aware that the Company files reports with the United States Securities and Exchange Commission under the Securities Exchange Act of 1934 pursuant to which it reports current information concerning the Company, its business and financial condition. I have examined such reports to the full extent I felt necessary prior to determining to exercise this Warrant. I have also been given the opportunity to ask questions of, and have received satisfactory answers to, all such questions from the Company's authorized representatives. I am familiar with the business and financial condition of the Company and that ownership of the Shares is a speculative investment.

     4. I acknowledge and understand that the Shares must be held indefinitely unless they are currently or subsequently registered under the Securities Act of 1933 (the "Securities Act") and applicable state securities laws, or exemptions from such registration requirements are available. I further acknowledge and understand that the Company is under no obligation to register the Shares or to make any exemption from registration available to me and that in the absence of registration or an available registration exemption, the Shares may not be transferred to any other person without the consent of the Company, which it may validly withhold if the Shares are not registered or exempt from registration.

Warrant Exercise Agreement
U.S Wireless Data, Inc.
Page 7


     5. I understand that the certificate evidencing the Shares may be imprinted with legends, and/or stop-transfer instructions may be lodged with the Company's transfer agent, prohibiting the transfer of the Shares unless they are registered, or registration is not required in the opinion of counsel satisfactory to the Company. I consent to the lodging of any such stop transfer instructions and/or such legends being imprinted on the certificates evidencing the Shares. I do not have any contract, agreement or arrangement with any persons to sell, transfer or grant participation of any sort to any third person with respect to any of the Shares.

     6. I am aware of the terms and conditions of Rule 144 adopted by the United States Securities and Exchange Commission under the Securities Act, which permits limited public resale of securities acquired in a non-public offering, including the securities issued on exercise of the Warrant, subject to the satisfaction of certain conditions. Those conditions include, among other things: the availability of certain public information about the Company, the resale occurring not less than one year after the party has purchased and paid for the securities to be sold, the sale's being through a broker in an unsolicited "brokers' transaction," and the amount of securities being sold during any three-month period not exceeding specified limitations (generally, 1% of the total outstanding shares if the Company). I understand that unless the Shares are registered for public resale that the most likely method for resale will be pursuant to SEC Rule 144. I understand and acknowledge that the Company has not made any representations, guarantees or commitments to me about the availability of Rule 144 to allow sales of the Shares in the future.

     7. I acknowledge that the number of shares of Common Stock subject to the Warrant is hereafter reduced by the number of shares of Common Stock represented by the Shares and request that the Company reissue another Warrant for any remaining shares (as applicable in the case where I have exercised the Warrant for less than the full number of shares issuable on exercise).

     8. I understand that there may be tax implications of my exercise of my right to purchase shares of Common Stock pursuant to the exercise of this Warrant. I also understand that it is my obligation to confer with my own tax advisor with respect to such tax implications, and to the extent I felt it necessary, I have done so prior to exercising this Warrant.

     9. I understand that an investment in the Shares is inherently risky and that I could lose all of the money I am investing in purchasing the Shares. I would not be required to change my lifestyle in the event I was to lose all of the money I am investing in purchasing the Shares.

     10. I fully understand the implications of exercising this Warrant and have consulted with any and all persons I deemed appropriate, including my attorney and/or accountant, prior to determining to exercise the Warrant.

     These agreements shall bind and inure to the benefit of my heirs, legal representatives, successors and assigns.


     My current address of record is:

     --------------------------------------------------

     --------------------------------------------------

Warrant Exercise Agreement
U.S Wireless Data, Inc.
Page 8


and my Social Security Number is:
                                 -----------------------------------------------


                                   ---------------------------------------------
                                   (Signature)

                                   ---------------------------------------------
                                   (Print or type name)

                                   ---------------------------------------------

                                   ---------------------------------------------
                                   (Address)


     NOTICE: The signature on this Exercise Agreement must correspond with the name as written upon the face of the within Warrant, or upon the Assignment thereof if applicable, in every particular, without alteration, enlargement, or any change whatsoever, and must be Medallion guaranteed by a bank (other than a savings bank), or by a firm having membership on a registered national securities exchange.

SIGNATURE GUARANTEE

Authorized Signature:
                     -----------------------------------------------------------
Name of Bank or Firm:
                     -----------------------------------------------------------
Dated:
      --------------------------------------------------------------------------